UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 28, 2016

SWEEGEN, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-190547	80-0910515
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30321 Esperanza Avenue Rancho Santa Margarita, California	92688
(address of principal executive offices)	(zip code)

(949) 709-0583
(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

Distribution Agreement

On November 28, 2016, SweeGen, Inc. (the “Company”) entered into a distribution agreement (the “Distribution Agreement”) with Ingredion Incorporated (“Ingredion”) pursuant to which Ingredion will serve as the Company’s global distributor for the Company’s high purity stevia sweetener Rebaudioside M and Rebaudioside D products (the “Products”). Pursuant to the terms of the Distribution Agreement, Ingredion will serve as the exclusive distributor of the Products other than to the Company’s intended in-house accounts (the “House Accounts”) and other than within the People’s Republic of China (the “PRC”). The Company’s House Accounts are entities with whom the Company is in active discussions regarding direct distribution of the Products and include Coca-Cola, Kraft-Heinz, Dannon and Ferrero. Ingredion will serve as a non-exclusive distributor of the Products in the PRC.  The parties intend to initiate distribution pursuant to the terms of the Distribution Agreement within the United States and expand as the parties collaborate on respective regulatory approvals for the Products in other markets.

The Distribution Agreement generally allows the Company to grant its House Accounts the right to first market and use the Products in each of their respective fields until December 31, 2017. The Company has also agreed that after January 1, 2019, no new customers or equity investors may become House Accounts for so long as Ingredion has complied with its minimum distribution commitments. Ingredion will be the preferred servicing entity for each of the Company’s House Accounts and will receive a fee from the Company for each House Account serviced, calculated at a percentage of the net sales of the Products by the Company to a corresponding House Account.

Ingredion has agreed not to represent any other stevia-based products other than those that are manufactured by Ingredion or its affiliates and has the right of first offer to distribute, for food applications only, any new sweetener products that may be developed or made available to the Company during the term of the Distribution Agreement with definitive terms and conditions subject to the parties’ further agreements (the “Right of First Refusal on Additional Products”), except that engaged House Accounts and any investor of more than $2 million in the Company shall have the right to first market and use such new products in their respective fields from their respective first sale, in no case past December 31, 2017.  In addition, beginning in the third year of the term of the Distribution Agreement and continuing until the termination of the Distribution Agreement, Ingredion will be required to purchase from the Company a minimum number of Products agreed to by the parties in good faith. If Ingredion breaches this provision, the Company has the right to convert the nature of Ingredion’s distribution to non-exclusive distribution and terminate the Right of First Refusal on Additional Products.

Ingredion holds a non-exclusive license from an unaffiliated third party authorizing Ingredion to use certain Rebaudioside related compound patents and patent applications necessary to the sale of the Products. Pursuant to the terms of such license, Ingredion is permitted to grant one sub-license, which Ingredion decided grant to the Company to use such third party Rebaudioside related compound patents and patent applications (the “Sub-License”) so long as Ingredion holds a minority equity ownership in the Company and is actively engaged in the distribution and marketing of the Products. As such, on November 29, 2016, Ingredion exercised warrants to purchase 0.66% of the Company’s total outstanding common stock, $0.001 par value per share, at an exercise price of $0.001 per share issued to Ingredion on April 17, 2016. Ingredion pre-paid the $2 million exercise price to the Company at the time the warrants were issued. The Company disclosed the issuance and terms of the warrants in its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 21, 2016. According to the Sub-License, the Company will pay a 2% royalty on all net sales of the Products, capped at $1 million per year, within the scope of the Sub-License.

The Distribution Agreement provides for mutual indemnification by the parties and limits the parties’ liability pursuant to its terms to $5 million.

The Distribution Agreement will be valid for an initial term of five years (the “Initial Term”), after which it will continue for successive one-year periods unless otherwise terminated. After the Initial Term, either party may terminate the Distribution Agreement without cause by providing one year’s written notice by December 31 of the calendar year and compensating the non-terminating party a computed amount of termination compensation (the “Termination Compensation”). The Distribution Agreement may otherwise be terminated, at any time for cause and without triggering payment of the Termination Compensation, (i) by either party if the other breaches the terms of the Distribution Agreement, files for bankruptcy or discontinues doing business; (ii) before February 2019 by Ingredion if, as of December 31, 2018,  Company’s House Accounts are hardly serviced by Ingredion; and (iii) by a party upon failure of the other to provide certain auxiliary agreements and documentation pursuant to the terms of the Distribution Agreement. Upon a change of control of one of the parties, the other party may terminate the Distribution Agreement upon 60 days written notice without triggering payment of the Termination Compensation.

Patent License Agreement

Also on November 28, 2016, the Company entered into a patent license agreement (the “License Agreement”) with Conagen Inc. (“Conagen”), a corporation majority owned by Steven Chen, the Company’s President, Director and majority shareholder. Pursuant to the terms of the License Agreement, Conagen granted to the Company an exclusive, perpetual and sub-licensable license to use its know-how, technology and intellectual property relating to development, production, distribution and commercialization of compounds, substances, products and services related to the stevia plant for use in food and beverage flavoring (the “Licensed Technology”). The license allows the Company to use the Licensed Technology in the research, development, manufacture, marketing, sale, distribution and support of the Products.

Pursuant to the terms of the License Agreement, the Company must pay a minimum royalty to Conagen of $2 million per year beginning in the year in which there is a first commercial sale (“FCS”) of the Products, as follows: (i) 10% of the Company’s Product net sales for the year of FCS (pro-rated, if necessary); (ii) 9% of Product net sales for the first year after FCS; (iii) 8% of Product net sales for the second year after FCS; (iv) 7% of Product net sales for the third year after FCS; (v) 6% of Product net sales for the fourth year after FCS; and (vi) 5% of Product net sales for all following years after FCS.

The License Agreement may be terminated by mutual consent of the parties at any time. The License Agreement will also terminate if the Company fails to make royalty payments due for more than 90 days, the Company breaches any provision of the License Agreement and does not cure such breach, and if the Company dissolves, files for bankruptcy or ceases to do business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2016

SWEEGEN, INC. (Registrant)

By:	/s/ Steven Chen
Name:	Steven Chen
Title:	Chief Executive and Financial Officer